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Exhibit 10.2

Chipotle Stock Appreciation Rights Plan

        The purpose of the Stock Appreciation Rights Plan is to give Chipotle Mexican Grill, Inc., a Delaware corporation, a competitive advantage in attracting, retaining, and motivating key employees of the Company, and to enable the Company to provide incentives linked to the financial results of the Company's businesses.

        1.     Definitions. For purposes of the Plan, the following terms are defined as set forth below:

          (a)   "Age" of a Participant as of a particular date means the Participant's age on that date in whole years and any fractions thereof.

          (b)   "Annual Exercise Window" means the three-month period established by the Committee following the completion of the annual appraisal and a determination of the Fair Market Value of the Shares by the Board pursuant to Section 4.

          (c)   "Appraiser" has the meaning set forth in Section 4.

          (d)   "Board" means the Board of Directors of the Company.

          (e)   "Cause" means a Participant's commission of any act or acts involving dishonesty, fraud, illegality or moral turpitude.

          (f)    "Code" means the Internal Revenue Code of 1986, as amended, and any successor thereto.

          (g)   "Committee" means the Chipotle Supervisory Committee, which is comprised of the Chief Executive Officer of Chipotle, the Managing Director of McDonald's Ventures, the Chief Financial Officer of McDonald's and the Executive Vice President—Human Resources of McDonald's; provided, that if the Board succeeds to the rights and obligations of the Committee pursuant to Section 9(d), references to the Committee shall be deemed to refer to the Board. In the case of a tie vote, the Chairman of the McDonald's Compensation Committee shall cast the deciding vote.

          (h)   "Company" means Chipotle Mexican Grill, Inc., a Delaware corporation.

          (i)    "Competitive Activity" by a Participant means the Participant's being employed by or otherwise directly or indirectly providing services as a consultant, or otherwise, to, one of the entities or businesses designated by the Committee from time to time as competitors of the business of the Company, McDonald's Corporation or a Consolidated Subsidiary. Such competitors need not be the same for all Participants. The Committee in good faith and in its sole discretion shall determine whether a Participant has engaged in a Competitive Activity.

          (j)    "Consolidated Subsidiary" means a subsidiary of McDonald's Corporation, other than the Company, that is consolidated with McDonald's Corporation for financial reporting purposes.

          (k)   "Date of Termination" means, with respect to a Participant, the date on which such Participant's Employment is terminated for any reason, including pursuant to an Economic Termination, retirement, death, Disability and terminations with or without Cause.

          (l)    "Disability" means a Participant's inability, due to sickness or injury, to perform each of the material duties of such Participant's regular occupation. A Participant engaging in any employment for wage or profit is not totally disabled.

          (m)  "Economic Termination" means a termination of the Employment of a Participant due to plant or facility closings, technology changes, reorganizations within the Company, McDonald's Corporation or a Consolidated Subsidiary, as applicable, or adverse economic or business conditions.

          (n)   "Employment" means employment with the Company or (unless specifically referring to employment with the Company) with McDonald's Corporation or any Consolidated Subsidiary.

          (o)   "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

          (p)   "Exercise Date" means such date or dates during the Annual Exercise Window on which a Participant exercises a SAR or SARs.

          (q)   "Exercise Deadline" means the last date after a Participant's Date of Termination on which a SAR may be exercised, as specified in Section 7(e).

          (r)   "Exercise Notice" means a notice delivered by a Participant to the Company during the Annual Exercise Window, on such form as the Committee may prescribe from time to time, including in an applicable SAR Agreement, indicating that a SAR is being exercised.

          (s)   "Fair Market Value" of a Share as of any given date means the value of a Share of the Company as appraised in the most recent annual appraisal (as determined pursuant to Section 4), or as otherwise determined by the Committee pursuant to Section 9 of this Plan.

          (t)    "Grant Date" means the date on which a SAR grant is made.

          (u)   "McDonald's Corporation" means McDonald's Corporation, a Delaware corporation, or any of its successors or assigns.

          (v)   "Participant" means any individual eligible to receive grants of SARs or to whom a SAR has been granted.

          (w)  "Person" means an individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated organization, government (or any department or agency thereof) or other entity.

          (x)   "Plan" means this Chipotle Stock Appreciation Rights Plan, as set forth herein and as hereinafter amended from time to time.

          (y)   "Qualified Outstanding SAR" shall have the meaning set forth in Section 9(c) of the Plan.

          (z)   "Retiree Status" means, with respect to a Participant, the Participant's having a combined Age and Years of Service of 70 or greater after giving the Chief Executive Officer of the Company six months notice of retirement and signing a two-year non-competition agreement (except to the extent the Committee waives the requirement to give such notice or to sign such agreement).

          (aa) "SAR" means a right granted pursuant to this Plan giving the Participant the right to receive a cash award equal to the appreciation in value of a certain number of Shares; provided, however, that under no circumstances shall the grant of a SAR be deemed to grant any right, title or interest to the Shares to which such SAR relates.

          (bb) "SAR Agreement" means an agreement setting forth the terms and conditions of a SAR.

          (cc) "Shares" means shares of the common stock of the Company, par value $0.01 per share.

          (dd) "Valuation Date" means the date during each calendar year as of which the Fair Market Value of the Shares is determined, as set forth in Section 4.

          (ee) "Years of Service" means the number of years and fractions thereof during the period beginning on a Participant's most recent commencement of Employment and ending on such Participant's Date of Termination.

        2.     Administration.

          (a)   Committee. The Committee shall administer the Plan.

          (b)   Powers of Committee. Among other things, the Committee shall have in its discretion the authority, subject to the terms of the Plan, to:

            (i)    select the Participants to whom SARs are granted;

            (ii)   determine whether and to what extent awards of SARs are to be granted hereunder;

            (iii)  determine the number of underlying Shares to which to SAR grant relates;

            (iv)  determine the terms and conditions of any SAR granted hereunder;

            (v)   accelerate the vesting, and otherwise modify, amend or adjust the terms and conditions, of any SAR, at any time or from time to time;

            (vi)  waive either or both of the notice and agreement requirements for Retiree Status for any given Participant or class of Participants;

            (vii) cancel any or all of a Participant's SARs pursuant to Section 6(a)(viii);

            (viii)   adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable in its sole discretion;

            (ix)  determine the Valuation Dates and the commencement date of any Annual Exercise Window;

            (x)   interpret the terms and provisions of the Plan and any SAR issued under the Plan and the SAR Agreement relating thereto in its sole discretion, which interpretation shall be binding and conclusive on all relevant parties; and

            (xi)  otherwise supervise the administration of the Plan.

          (c)   Delegation; Action by Majority. The Committee may, except to the extent prohibited by applicable law, allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any Person or Persons selected by it. The Committee may revoke any such allocation or delegation at any time. The Committee may act only by a majority of its members then in office, provided that in the case of a tie, the Chairman of the McDonald's Compensation Committee shall cast the deciding vote.

          (d)   Dispute Resolution. Any dispute or disagreement that may arise under, or as a result of, or in any way relate to, the interpretation, construction or application of the Plan or a SAR (or related SAR Agreement) granted hereunder shall be resolved by the Committee in its sole discretion. All decisions made by the Committee shall be final and binding on all Persons, including the Company and the Participants.

        3.     Indemnification. No member of the Committee or the Board shall be liable for any action or determination made in good faith with respect to the Plan or any SAR or SAR Agreement. To the full extent permitted by law, the Company shall indemnify and hold harmless each Person made or threatened to be made a party to any civil or criminal action or proceeding by reason of the fact that such Person, or such Person's testator or intestate, is or was a member of the Committee.

        4.     Annual Valuation of the Underlying Shares. On at least an annual basis, the Company shall retain A.G. Edwards & Sons, Inc. or another appraisal firm selected by the Board (the "Appraiser"), to determine and submit to the Board a range for the Fair Market Value of a Share as of the applicable Valuation Date. The Board shall then establish the Fair Market Value of the Shares within such range, which shall constitute the Fair Market Value as of that Valuation Date.

        5.     Eligible Employees. Any individual who, on the date of grant, is employed by the Company in job band A, B, C or D (or any similar successor job level, band or ranking, as determined by the Committee) and whose performance rating is at least "Meets Expectations" shall be eligible to be granted SARs under the Plan. The Committee shall determine which of such eligible employees shall be granted SARs in its sole discretion, based upon such considerations (including without limitation performance) as it may determine to be appropriate.

        6.     Grants of SARs.

          (a)   SAR Agreements. Each SAR granted under the Plan shall be evidenced by a written SAR Agreement that is entered into by the Company and the Participant (and, if McDonald's Corporation will have any obligations under such SAR Agreement, by McDonald's Corporation). The SAR Agreement shall contain the following terms and conditions, as well as such other terms and conditions, not inconsistent therewith, as the Committee may consider appropriate in each case:

            (i)    Number of Shares. Each SAR Agreement shall state that it relates to a specified number of Shares, as determined by the Committee.

            (ii)   Grant Date. Each SAR Agreement shall state the Grant Date, which shall occur on the date the Committee (or any other party exercising power pursuant to Section 2(c) or 2(d)) by resolution selects an individual to receive a grant of a SAR, determines the number of underlying Shares related to such SAR, and specifies the terms and conditions on which the SAR shall vest, or on such later date as the Committee may specify in such resolution.

            (iii)  Fair Market Value of a Share on the Grant Date. Each SAR Agreement shall state the Fair Market Value of a Share on the Grant Date. The Fair Market Value may be adjusted pursuant to Section 9(b) of the Plan.

            (iv)  Vesting Schedule. Each SAR Agreement shall state its vesting schedule. SARs shall vest at such time or times and subject to such terms and conditions as shall be determined by the Committee and set forth in the applicable SAR Agreement. The Committee may at any time accelerate the vesting of any SAR.

            (v)   Term of the SAR. Each SAR Agreement shall state the maximum term of the SAR, which in any event shall end not later than the last day of the first Annual Exercise Window in the sixth calendar year after the Grant Date.

            (vi)  Exercise Instructions. Each SAR Agreement shall state the applicable instructions for exercising the SAR.

            (vii) Termination Provisions. Each SAR Agreement shall state the impact of the Participant's termination on vested and unvested SARs.

            (viii)   Cancellation Upon Competitive Activity. Unless otherwise expressly provided in the applicable SAR Agreement, every SAR (whether or not vested) shall be subject to cancellation by the Committee, upon a determination by the Committee that the Participant has engaged in Competitive Activity.

          (b)   Delivery. The Company shall notify a Participant of any grant of a SAR, and a SAR Agreement shall be duly executed by the Company and, if McDonald's Corporation will have any obligations under such SAR Agreement, by McDonald's Corporation, and delivered to the Participant. Such SAR Agreement shall become effective as of the Grant Date for the SAR, but only if the SAR Agreement is executed by the Company, McDonald's Corporation (if applicable) and the Participant.

        7.     Exercise of SARs.

          (a)   Exercise. Subject to the provisions of this Section 7, a Participant may exercise a SAR, in whole or in part, after it has become vested and during an Annual Exercise Window. Exercise shall be effected pursuant to the procedures described in Section 7(b) and any applicable SAR Agreement. No SAR may be exercised with respect to a number of underlying Shares that is less than the lesser of (i) one hundred or (ii) the total number of underlying Shares remaining available for exercise pursuant to the particular SAR grant. Subject to the tax and withholding provisions in Section 10(d) of this Plan, no payment is due from the Participant to the Company upon exercise of the SAR.

          (b)   Procedures for Exercise. Unless otherwise permitted by the Committee, to exercise a SAR Participant shall deliver an Exercise Notice to the Company during the Annual Exercise Window. The Exercise Notice shall (i) be accompanied by the SAR Agreement evidencing the SAR, (ii) specify the Exercise Date and the number of underlying Shares with respect to which the SAR is being exercised, (iii) set forth any requests with respect to withholding taxes as provided in Section 10(d), and (iv) be signed by the Participant. No payment to the Company is required in connection with the exercise of a SAR, although the Company may withhold taxes and other necessary withholdings from the Participant's payment under Section 10(d) of this Plan. The partial exercise of a SAR shall not cause the expiration, termination or cancellation of the remaining portion thereof. Unless otherwise provided by the Committee, upon partial exercise of a SAR, the SAR Agreement evidencing such SAR, marked with any notations deemed appropriate by the Committee, shall be returned to the Participant exercising such SAR.

          (c)   The Cash Award. When a Participant exercises a SAR, the Participant shall receive a cash award equal to the excess, if any, of the Fair Market Value of the underlying Shares at the Exercise Date over the Fair Market Value of such Shares at the Grant Date; provided, however, that any payment to a Participant of a cash award will be reduced by any amount withheld under Section 10(d).

    Example:

      •
      Participant receives a SAR that relates to 100 Shares on the Grant Date in 2004. On that Grant Date the Fair Market Value of a Share is $2.00.

      •
      Participant's SAR vests in 2007.

      •
      Participant elects to exercise the SAR for all 100 Shares during the 2008 Annual Exercise Window.

      •
      The Fair Market Value of a Share on the Exercise Date during the 2008 Annual Exercise Window is determined to be $3.00.

      •
      Participant is entitled to receive a cash award of $100 (subject to any required withholding), or $1.00 for each of the 100 underlying Shares for which Participant exercised the SAR.

          (d)   No Shareholder Rights. A Participant shall at no time be deemed to have the rights of a shareholder of the Company.

          (e)   Effect of Termination of Employment on SARs. This Section 7(e) sets forth the treatment of a Participant's SARs following the Participant's Date of Termination. Notwithstanding any provision of this Section 7(e) to the contrary, after a Participant's Date of Termination, no SAR may be exercised after the end of its maximum term specified pursuant to Section 6(a)(v), unless otherwise determined by the Committee. In addition, the Participant's SARs, and the rights and obligations set forth herein, are subject to amendment, adjustment or termination pursuant to Section 9.

            (i)    General Termination of Employment. Except as otherwise provided in Section 7(e)(ii) through 7(e)(v) or an applicable SAR Agreement or as otherwise determined by the Committee, in the event a Participant's Employment is terminated for any reason:

              (A)  Unvested SARs Held on the Date of Termination. Any unvested SARs held by the Participant as of the Date of Termination shall immediately expire.

              (B)  Post-Termination Exercise and Expiration. The Exercise Deadline for any vested SARs held by the Participant as of the Date of Termination shall be the last day of the first Annual Exercise Window that occurs after the Date of Termination; provided, however, that if the Date of Termination falls within an Annual Exercise Window, the Participant will have until the later of (i) the end of that Annual Exercise Window and (ii) 30 days after the Date of Termination, to exercise his or her vested SARs. Any unexercised SARs held by the Participant shall expire immediately after the Exercise Deadline.

            (ii)   Economic Termination. Except as otherwise provided in the applicable SAR Agreement or as otherwise determined by the Committee, in the event that a Participant's Employment terminates pursuant to an Economic Termination:

              (A)  Unvested SARs Held on the Date of Termination. Any unvested SARs held by the Participant as of the Date of Termination that are scheduled to vest on or before the first anniversary of the Date of Termination shall vest immediately. Any other unvested SARs held by the Participant on the Date of Termination shall immediately expire.

              (B)  Post-Termination Exercise and Expiration. The Exercise Deadline for the Participant's vested SARs shall be the last day of the first Annual Exercise Window that occurs after the Date of Termination; provided, however, that if the Date of Termination falls within an Annual Exercise Window, the Participant will have until the later of (i) the end of that Annual Exercise Window and (ii) 30 days after the Date of Termination, to exercise his or her vested SARs. Any unexercised SARs held by the Participant shall expire immediately after the Exercise Deadline.

            (iii)  Retirement; Becoming a Franchisee. Except as otherwise provided in the applicable SAR Agreement or as otherwise determined by the Committee, in the event that a Participant either retires after achieving Retiree Status or becomes a franchisee of the Company, McDonald's or a Consolidated Subsidiary after having achieved combined Age and Years of Service of at least 70:

              (A)  Unvested SARs Held on the Date of Termination. Any unvested SARs held by the Participant as of the Date of Termination that are scheduled to vest on or before the third anniversary of the Date of Termination shall vest immediately. Any other unvested SARs held by the Participant as of the Date of Termination shall immediately expire.

              (B)  Post-Termination Exercise and Expiration. The Exercise Deadline for the Participant's vested SARs shall be the last day of the first Annual Exercise Window that begins during the third calendar year after the Date of Termination. Any unexercised SARs held by the Participant shall expire immediately after the Exercise Deadline.

            (iv)  Death or Disability. Except as otherwise provided in the applicable SAR Agreement or as otherwise determined by the Committee, in the event that a Participant's Employment is terminated by reason of death or Disability:

              (A)  Unvested SARs Held on the Date of Termination. Any unvested SARs held by the Participant as of the Date of Termination shall immediately vest.

              (B)  Post-Termination Exercise and Expiration. The Exercise Deadline for any SARs held by the Participant on the Date of Termination shall be the last day of the first Annual Exercise Window that begins during the third calendar year after the Date of Termination. Any unexercised SARs held by the Participant (or his or her beneficiaries or estate) shall expire immediately after the Exercise Deadline.

            (v)   Termination For Cause. Except as otherwise provided in the applicable SAR Agreement or as otherwise determined by the Committee, in the event that a Participant's Employment is terminated for Cause, any SARs held by such Participant on the Date of Termination, whether vested or unvested, shall immediately expire.

        8.     Transferability of SARs.

          (a)   Limit on Transfers. No SAR shall be transferable by the Participant other than by designation of a beneficiary in accordance with Section 8(b). All SARs shall be exercisable, subject to the terms of this Plan, during the Participant's lifetime, only by the Participant.

          (b)   Beneficiaries. A Participant shall have the right to designate a beneficiary who shall be entitled to exercise the Participant's SARs (subject to their terms and conditions) following the Participant's death, and to whom any amounts payable following the Participant's death shall be paid. Such designation shall be made in accordance with procedures established by the Committee from time to time. If no beneficiary designation form is on file with the Committee at the time of a Participant's death, or the Committee determines in good faith that the form on file is invalid, then the Participant's beneficiary shall be deemed to be the Participant's estate. In order to exercise a SAR after the Participant's death, the beneficiary must agree to be bound by the provisions of this Plan and the applicable SAR Agreement and to be treated as the "Participant" under the Plan and the applicable SAR Agreement, and all references to a "Participant" under the Plan and the applicable SAR Agreement shall be deemed to refer to the Participant's beneficiaries after his or her death; provided, however, that references in the Plan or the applicable SAR Agreement to the Employment of a Participant or to the termination of such Employment or to Competitive Activity by a Participant shall continue to refer to the Employment or Competitive Activity of the Participant to whom the applicable SAR was initially granted.

        9.     Amendment, Adjustment, Cashout, Termination, Cancellation, Rights and Obligations of McDonald's.

          (a)   Amendments. The Committee may amend, alter, or terminate the Plan, or any SAR Agreement, prospectively or retroactively, but except as provided in this Section 9, no amendment, alteration or termination shall materially impair the rights of any Participant under a SAR previously granted under the Plan without such Participant's consent.

          (b)   Adjustments. The Committee shall make such adjustments (if any) as it deems appropriate and equitable, in its discretion, to the total number and kind of securities subject to or underlying the outstanding SARs, to the definition and method of determining Fair Market Value, and such other adjustments as the Committee may determine are appropriate or equitable to reflect a stock dividend, stock split, reverse stock split, share combination, recapitalization, sale of all or a portion of McDonald's Corporation's interest in the Company, merger, consolidation, acquisition of property or Shares, separation, spin-off, initial public offering, reorganization, stock rights offering, liquidation, or similar event involving the Company. Such adjustments may be made without the Participant's consent, and may include, without limitation, (i) the cancellation of outstanding SARs in exchange for payments of cash or publicly traded securities, or a combination thereof having an aggregate value equal to the value of such SARs, (ii) the substitution of other securities for the Shares to which the outstanding SARs relate, (iii) arranging for the assumption, or replacement of SARs with new awards, including without limitation stock options, and (iv) the accelerated vesting of SARs.

          (c)   Cashout or Termination. Notwithstanding any provision of the Plan to the contrary, the Company may, without the consent of any Participant, by action of the Board or the Committee, elect at any time a date for payment of any or all Qualified Outstanding SARs, as defined below, or terminate the Plan, upon a determination by the Committee, in its sole discretion, that (i) there has occurred a fundamental change of circumstances that frustrates the purpose of the Plan or that makes it unlikely that the objectives of the Plan can be achieved, (ii) it is necessary or appropriate to do so, in light of any change to, or new interpretation of, any law, regulation or rule, including accounting rules, applicable to the Plan that impairs the rights of McDonald's Corporation, the Company or Participants, or (iii) for any other reason such action is necessary or appropriate. The Company shall deliver to the holder of any such Qualified Outstanding SAR that is cancelled, a cash payment, or publicly traded securities having a value equal to or greater than the amount of a cash payment, that would have been payable if the Qualified Outstanding SAR had been exercised in full at the date of such cancellation; provided, however, that if no cash payment is due to the Participant because the Fair Market Value of the Shares to which any Qualified Outstanding SARs relate on the cancellation date is less than the Fair Market Value of those Shares on the Grant Date, the Company may cancel such SARs without making any payment to the Participant.

    For purposes of this Plan, "Qualified Outstanding SARs" shall mean that number of SARs at the date declared for cashout or termination of the Plan equal to the sum of (i) the product of (A) the total number of unvested SARs held by Participant on that date and (B) a percentage calculated by placing the number of months since the SAR was granted in the numerator and the number of months in the total vesting period in the denominator, and (ii) all vested SARs held by Participant on such date.

    For example:

      •
      Participant receives a SAR that relates to 100 Shares on the Grant Date in 2004. On that Grant Date the Fair Market Value of a Share is $2.00.

      •
      Participant's SAR is scheduled to vest in 2007.

      •
      The Plan is terminated in 2006, 22 months after the Grant Date.

      •
      The Qualified Outstanding SARs = 100 × (22/36) = 61.

      •
      The Fair Market Value of a Share on the date the Plan is terminated is $4.00.

      •
      Participant is entitled to receive a cash award of $122 (subject to any required withholding), or $2.00 for each of the 61 Shares underlying the Qualified Outstanding SARs.

          (d)   Change in McDonald's Ownership Interest. Should McDonald's cease to own 50% or more of the then-outstanding Shares, the Board may, at its sole discretion, continue, replace or terminate the Plan. If the Plan is terminated under these circumstances, all outstanding SARs shall immediately terminate, and the holder of each Qualified Outstanding SAR shall receive a cashout payment as described above in Section 9(c). If the Plan is continued under the foregoing circumstances, the Committee and the McDonald's Corporation shall cease to have any rights or obligations under the Plan and the Board shall succeed to such rights and obligations and shall have the power to make such adjustments and amendments to the Plan and to outstanding SARs, as the Board may, in its discretion, determine to be necessary or appropriate under the circumstances, without any Participant's consent, consistent with the powers previously held by the Committee under the terms of the Plan.

          (e)   Publicly Traded Shares. Should the Shares become publicly traded and McDonald's continues to own 50% or more of the then-outstanding Shares, the Committee may, at its sole discretion, continue, replace or terminate the Plan. If the Plan is terminated under these circumstances, all outstanding SARs shall immediately terminate, and the holder of each Qualified Outstanding SAR shall receive a cashout payment as described above in Section 9(c). If the Plan is continued under the foregoing circumstances, the Committee shall have the power to make such adjustments and amendments to the Plan and to outstanding SARs, as the Committee may, in its discretion, determine to be necessary or appropriate under the circumstances, without any Participant's consent.

        10.   General Provisions.

          (a)   Additional Compensation. Nothing contained in the Plan shall prevent the Company, the Committee, McDonald's or any Consolidated Subsidiary from adopting other or additional compensation arrangements for its employees.

          (b)   No Right of Employment. Adoption of the Plan or grant of any SAR shall not confer upon any individual eligible for grants of SARs any right to continued Employment, nor shall it interfere in any way with the right of the Company, the Committee, McDonald's or any Consolidated Subsidiary to terminate the Employment of any such individual at any time.

          (c)   No Impact on 2002 and 2003 Stock Option Awards. Under no circumstances should this Plan be read as amending, suspending, terminating or otherwise impacting in any manner the 2002 and 2003 Chipotle Stock Option Awards.

          (d)   Taxes and Withholding. As of the Effective Date of the Plan, as defined below in Section 11, no income tax is realized upon the grant of a SAR. On exercise, the Participant is taxed at ordinary income tax rates on the amount of cash received. The Company is authorized to (i) withhold from payments and distributions to a Participant made with respect to amounts determined under the Plan and (ii) pay over to any federal, state, local or foreign government any amounts required to be so withheld pursuant to the Code or any other provisions of any other federal, state, local, or foreign law.

          (e)   Governing Law. Except to the extent that provisions of the Plan are governed by applicable provisions of the Code or other substantive provisions of federal law, the Plan and all SARs made and actions taken thereunder shall be governed by and construed and enforced in accordance with the laws of the State of Colorado without regard to the principles of conflicts of law thereof.

          (f)    Severability. In the event that any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

          (g)   Notices. Unless provided otherwise by the Committee, all notices, requests, demands or other communications required by or otherwise with respect to the Plan shall be in writing and shall be deemed to have been duly given to any party when delivered by hand, by messenger, by a nationally recognized overnight delivery company, by facsimile, or by first-class mail, postage prepaid and return receipt requested, in each case to the applicable addresses set forth below:

    If to the Participant:

      To the address shown on the SAR Agreement.

    If to the Company:

      Chipotle Mexican Grill, Inc.
      1543 Wazee
      Denver, CO 80202
      Attn: Chief Administrative Officer
      Facsimile: 303-595-4000

    If to the Committee:

      McDonald's Corporation
      Kroc Drive
      Oak Brook, IL 60523
      Attn: Chief Financial Officer; Executive Vice President—Human Resources; and Managing Director of McDonald's Ventures
      Facsimile: 630-623-5444

  (or to such other address as the party in question shall from time to time designate by written notice to the other parties).

          (h)   Unfunded Status of Plan. It is presently intended that the Plan constitute an "unfunded" plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to make payments; provided, however, that unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the "unfunded" status of the Plan.

        11.   Effective Date of Plan. The Plan shall be effective as of July 14, 2004 (the "Effective Date").

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